SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2002

Excel Publishing, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-51918	87-0653761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2250 West Center Street, Springville, UT 84663

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (801) 489-0222

(Former name or former address, if changed since last report.)

ITEM 5. Other Events.

On February 19, 2002, the Company signed a Letter of Intent to acquire 100% of the outstanding common shares of ANF Telecast, Inc. of Los Angeles, CA. On March 20, 2002, ANF terminated the Letter of Intent.

The Company will continue to pursue its original business of marketing annual subscriptions for an investment strategy newsletter called the "Sector Fund Wealth Builder." The Sector Fund Wealth Builder is published and distributed to subscribers on a weekly basis. The newsletter provides timely information regarding our proprietary strategy, stock market observations, information on websites and publications relative to the stock market and investing, and a portfolio performance analysis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCEL PUBLISHING, INC.

By: /s/ Steven L. White

Steven L. White

President and CEO

Date: March 21, 2002